UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2026 (June 26, 2026)

Chiron Real Estate Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2026, Chiron Real Estate Inc. (the “Company”), through certain subsidiaries, entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Altoona PA IRF, LLC, Mechanicsburg PA IRF, LLC, Mesa AZ IRF, LLC, Sherman TX IRF, LLC, Las Vegas NV IRF, LLC, Surprise AZ IRF, LLC and Oklahoma City OK IRF, LLC, each a Delaware limited liability company and each a subsidiary of COMREF Chiron IRF, LLC, as buyers (collectively, the “Buyers”), pursuant to which the Company agreed to sell a portfolio of seven inpatient rehabilitation hospital properties located in Altoona, Pennsylvania; Mechanicsburg, Pennsylvania; Mesa, Arizona; Sherman, Texas; Las Vegas, Nevada; Surprise, Arizona; and Oklahoma City, Oklahoma (collectively, the “Properties”) for an aggregate purchase price of $217.0 million, subject to customary prorations, adjustments and credits.

The Purchase Agreement provides for a closing date of June 29, 2026, subject to extension rights set forth therein, and in no event later than July 31, 2026, unless otherwise agreed by the parties. On June 29, 2026, the Company completed the sale of the Properties to the Buyers pursuant to the terms of the Purchase Agreement.

Following the closing, the Properties are owned by a joint venture between the Company or one of its affiliates and a U.S. public pension fund, pursuant to which the pension fund holds an 85% interest and the Company or one of its affiliates holds a 15% interest and serves as managing member. Chiron Real Estate LP, a Delaware limited partnership and an affiliate of the Company, joined the Purchase Agreement solely for purposes of certain post-closing obligations described therein.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. On June 29, 2026, the Company completed the sale of the Properties to the Buyers for an aggregate purchase price of $217.0 million, subject to customary prorations, adjustments and credits.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information.

The following unaudited pro forma financial information for the Company is attached as Exhibit 99.1 and incorporated by reference herein (“Unaudited Pro Forma Consolidated Financial Statements”):

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Company as of March 31, 2026

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2026

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2025

The unaudited pro forma financial information is derived from the historical financial statements of the Company and gives effect to the sale of the Properties as if the sale had occurred on January 1, 2025 for the purposes of the unaudited pro forma condensed consolidated statements of operations, and as of March 31, 2026 for the purposes of the unaudited pro forma condensed consolidated balance sheet.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement of Purchase and Sale, dated as of June 26, 2026, by and among certain subsidiaries of Chiron Real Estate Inc., as sellers, the buyers party thereto, and Chiron Real Estate LP, solely for the limited purposes set forth therein.
99.1	Unaudited Pro Forma Consolidated Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: July 2, 2026